EXHIBIT 4.26

Dated 1 December 2010

BANKSY SHIPPING COMPANY LIMITED
HONGBO SHIPPING COMPANY LIMITED
as Borrowers

- and -

TOP SHIPS INC.
as Guarantor

- and -

DVB BANK AMERICA N.V.
as Agent
and as Security Trustee

__________________________________

AMENDMENT
AND RESTATEMENT AGREEMENT
__________________________________

in respect of
a loan agreement
dated 6 October 2008
as amended

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

CLAUSE		PAGE
1	INTERPRETATION	1
2	AGREEMENT OF THE CREDITOR PARTIES	2
3	REPRESENTATIONS AND WARRANTIES	2
4	CONDITIONS	3
5	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT, THE GUARANTEE AND THE OTHER FINANCE DOCUMENTS	4
6	FURTHER ASSURANCES	4
7	EXPENSES	5
8	NOTICES	5
9	MISCELLANEOUS	5
10	LAW AND JURISDICTION	5
EXECUTION PAGE		7
SCHEDULE 1 FORM OF AMENDED AND RESTATED LOAN AGREEMENT		8
SCHEDULE 2 FORM OF AMENDED AND RESTATED GUARANTEE		9

THIS AGREEMENT is made on 1 December 2010

BETWEEN

(1)
BANKSY SHIPPING COMPANY LIMITED and HONGBO SHIPPING COMPANY LIMITED, each a corporation incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (together, the "Borrowers" and each a "Borrower");

(2)
TOP SHIPS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960 (the "Guarantor"); and

(3)
DVB BANK AMERICA N.V., acting in its capacity as the agent (in such capacity, the "Agent") for itself, the Swap Banks and the Lenders and as security trustee (in such capacity, the "Security Trustee") through its office at Zeelandia Office Park, Kaya W.F.G. Mensing 14, Willemstad, Curaçao

BACKGROUND

(A)
By a loan agreement dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009, the "Loan Agreement") and made between (i) the Borrowers, as joint and several borrowers, (ii) certain banks and financial institutions, as lenders (together in such capacity, the "Lenders"), (iii) certain banks and financial institutions, as swap banks (together in such capacity, the "Swap Banks"), (iv) DVB Bank America N.V., as agent and (v) DVB Bank America N.V., as security trustee, the Lenders agreed to make available to the Borrowers a term loan facility of up to US$80,000,000.

(B)
The Borrowers and the Guarantor have agreed with the Creditor Parties (amongst other things) a restructuring of the Loan Agreement on the terms and conditions set out in a term sheet dated 17 August 2010 and signed by (amongst others) those parties.

(C)	This Agreement sets out the terms and conditions on which, with effect on and from the Effective Date, the Loan Agreement will be amended and restated.

(D)
This Agreement is entered into by each Borrower and the Guarantor in consideration of the payment to each of them by each Creditor Party of US$1 and for other good and valuable consideration provided by each Creditor Party (the sufficiency and receipt of which the Borrowers and the Guarantor each hereby acknowledges).

(E)	This Agreement is a Finance Document.

IT IS AGREED as follows:

1	INTERPRETATION

1.1
Defined expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or they are otherwise defined in this Agreement.

1.2	Construction of certain terms. In this Agreement:

"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Agreement in the form set out in Schedule 1;

"Amended and Restated Guarantee" means the Guarantee as amended and restated by this Agreement in the form set out in Schedule 2;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"Effective Date" means the date on which the Agent has confirmed that each of the conditions in Clause 4 either has been satisfied or (at the Agent's discretion) shall be satisfied after the effectiveness of the amendment and restatement set out in Clause 5;

"law" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or of its Security Council;

"Loan Agreement" means the loan agreement referred to in recital (A);

"regulation" includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental body, intergovernmental or supranational, agency, department or regulatory, self-regulatory or other authority or organisation; and

"Term Sheet" means the term sheet letter referred to in recital (B).

1.3	General Interpretation. In this Agreement:

(a)
clause headings are inserted for convenience only and shall not affect the construction of this Agreement and, unless otherwise specified, all references to Clauses and Schedules are to clauses of, and schedules to, this Agreement; and

(b)	unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1
Agreement of the Creditor Parties.  Each Creditor Party agrees, subject to and upon the terms and conditions of this Agreement and in reliance (amongst other things) on the representations and warranties set out in Clause 3, to the amendments and restatements set out in Clause 5.

2.2	Effective Date. The agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	REPRESENTATIONS AND WARRANTIES

3.1
Repetition of Loan Agreement representations and warranties.  Each Borrower represents and warrants to each Creditor Party that the representations and warranties in clause 10 of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and the Finance Documents (as defined in the Amended and Restated Loan Agreement), remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

3.2
Repetition of Guarantee representations and warranties.  The Guarantor represents and warrants to each Creditor Party that the representations and warranties in clause 10 of the Guarantee, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Finance Documents (as defined in the Amended and Restated Loan Agreement), remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4	CONDITIONS

4.1	General. The agreement of the Creditor Parties contained in Clauses 2 and 5 is subject to the fulfilment of the conditions in Clause 4.2.

4.2
Conditions.  The conditions referred to in Clause 4.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers:

(a)
a duly executed original of this Agreement and each of the other Finance Documents (as defined in the Amended and Restated Loan Agreement) (and of each document required to be delivered by each such document);

(b)
such documentary evidence as the Agent may require in relation to the due authorisation and execution by each Borrower and the Guarantor of this Agreement and the other Finance Documents (as defined in the Amended and Restated Loan Agreement) (and of each document required to be delivered by each such document);

(c)
documentary evidence that the Mortgage (as defined in the Amended and Restated Loan Agreement) relating to IONIAN WAVE has been duly registered against IONIAN WAVE as a valid first preferred Liberian ship mortgage in accordance with the laws of Liberia;

(d)
documentary evidence that the Mortgage (as defined in the Amended and Restated Loan Agreement) relating to HONGBO has been duly registered against HONGBO as a valid first preferred Panamanian ship mortgage in accordance with the laws of Panama;

(e)	documentary evidence that the agent for service of process named in Clause 10 has accepted its appointment on behalf of each Borrower and the Guarantor;

(f)
favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Liberia, the Marshall Islands and Panama and such other relevant jurisdictions as the Agent may require;

(g)
evidence that the conditions set out in paragraphs 9 (Cancellation of committed IRS (Interest Rate Swap) for HONGBO Tranche), 10 (Cancellation of committed IRS for Astrale Loan Agreement), 11 (Cross-collateralisation) and 12 (New technical management of ASTRALE) of the Term Sheet have been satisfied;

(h)	the originals of any mandates or other documents required in connection with the opening or operation of the Retention Account (as defined in the Amended and Restated Loan Agreement);

(i)	evidence that the provisions of clause 9.1(f) of the Amended and Restated Loan Agreement would be complied with both as at the date of this Agreement and the Effective Date; and

(j)
any further documents in connection with this Agreement or any other Finance Document (as defined in the Amended and Restated Loan Agreement) which the Agent may request by notice to the Borrowers and the Guarantor prior to the Effective Date.

4.3
Satisfaction of conditions.  The Borrowers and the Guarantor each undertakes to procure that the Agent shall receive as soon as possible after the date of this Agreement (regardless of whether the Effective Date has occurred or not) all of the documents and evidence referred to in Clause 4.2 in all respects in form and substance satisfactory to the Agent and its lawyers.

5	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT, THE GUARANTEE AND THE OTHER FINANCE DOCUMENTS

5.1
Amendment and restatement of Loan Agreement.  With effect on and from the Effective Date, the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement; and, as so amended and restated, the Loan Agreement shall continue to be in full force and effect and binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2
Amendment and restatement of Guarantee.  With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Guarantee; and, as so amended and restated, the Guarantee shall continue to be in full force and effect and binding on each of the parties to it in accordance with its terms as so amended and restated.

5.3
Amendments to other Finance Documents.  With effect on and from the Effective Date, each of the Finance Documents (other than the Loan Agreement, the Guarantee, the Mortgages and the Quadripartite Agreements) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout to, the "Finance Documents" shall be construed as if the same included this Agreement and the other Finance Documents (as defined in the Amended and Restated Loan Agreement);

(b)
the definition of, and references throughout to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Agreement; and

(c)
by construing references throughout to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to that Finance Document as amended and supplemented by this Agreement.

5.4
Finance Documents to remain in full force and effect.  Each Finance Document (including, for the avoidance of doubt, the Loan Agreement, the Guarantee, the Mortgages and the Quadripartite Agreements) shall remain in full force and effect in accordance with its terms save as amended, restated and supplemented by:

(a)	the amendments contained or referred to in Clauses 5.1, 5.2 and 5.3; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1
General.  The Borrowers and the Guarantor each hereby further undertakes to, at its own expense and forthwith upon the request of the Agent, execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Agent may be necessary or desirable for the purpose of implementing the terms and provisions of this Agreement; or for the purpose of validly and effectively creating any right or obligation of any kind which it is intended should be created by or pursuant to this Agreement.

7	EXPENSES

7.1
Expenses.  The provisions of clause 20 (fees and expenses) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with references throughout to the "Finance Documents" being construed to include this Agreement and the other Finance Documents (as defined in the Amended and Restated Loan Agreement) and with any other necessary modifications.

8	NOTICES

8.1
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with references throughout to the "Finance Documents" being construed to include this Agreement and the other Finance Documents (as defined in the Amended and Restated Loan Agreement) and with any other necessary modifications; and the address for notices to the Borrowers and the Guarantor shall be that set out in clause 28.2 of the Loan Agreement.

9	MISCELLANEOUS

9.1
Counterparts.  This Agreement may be executed in several counterparts and any single counterpart or set of counterparts signed, in either case, by all of the parties thereto shall be deemed to be an original, and all counterparts when taken together shall constitute one and the same instrument.

9.2	No transfer. Neither Borrower nor the Guarantor may transfer any of its rights, liabilities or obligations under this Agreement.

9.3
Severability of provisions.  If any provision of this Agreement is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

9.4	Amendments. This Agreement may be amended only by an instrument in writing signed by all of the parties to this Agreement.

9.5
Waiver.  Any waiver of any right, power or privilege by any party to this Agreement shall be in writing signed by such party.  No failure or delay by any party hereto to exercise any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of that right, power or privilege preclude any further exercise of that right, power or privilege or of any other right, power or privilege.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

9.6	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

10.2	Exclusive English jurisdiction. Subject to Clause 10.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

10.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 10.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

Neither Borrower nor the Guarantor shall commence any proceedings in any country other than England in relation to a Dispute.

10.4
Process agent.  The Borrowers and the Guarantor each irrevocably appoints Top Tankers (U.K.) Limited at its registered office for the time being, presently at 3rd Floor, 8 Duke Street, London W1U 3EW, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

10.5
Creditor Party rights unaffected.  Nothing in this Clause 10 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.6
Meaning of "proceedings".  In this Clause 10, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

EXECUTION PAGE

BORROWERS

SIGNED by Alexandros Tsirikos	)/s/ Alexandros Tsirikos
Attorney-in-fact	)
for and on behalf of	)
BANKSY SHIPPING COMPANY	)
LIMITED	)
in the presence of: Eirini K. Alexandropoulo	)/s/ Eirini K. Alexandropoulo

SIGNED by Alexandros Tsirikos	)/s/ Alexandros Tsirikos
Attorney-in-fact	)
for and on behalf of	)
HONGBO SHIPPING COMPANY	)
LIMITED	)
in the presence of: Eirini K. Alexandropoulo	)/s/ Eirini K. Alexandropoulo

GUARANTOR

SIGNED by Alexandros Tsirikos	)/s/ Alexandros Tsirikos
Attorney-in-fact	)
for and on behalf of	)
TOP SHIPS INC.	)
in the presence of: Eirini K. Alexandropoulo	)/s/ Eirini K. Alexandropoulo

AGENT AND SECURITY TRUSTEE

SIGNED by Michael Crijns	)/s/ Michael Crijns
Managing Director	)
for and on behalf of	)
DVB BANK AMERICA N.V.	)/s/ Eric Maduro
in the presence of: Eric Maduro	)
Kaya Kiwa 13, Curacao

SIGNED by Natacha Bloem	)/s/ Natacha Bloem
Vice President	)
for and on behalf of	)
DVB BANK AMERICA N.V.	)/s/ Eric Maduro
in the presence of: Eric Maduro	)
Kaya Kiwa 13, Curacao

SCHEDULE 1

FORM OF AMENDED AND RESTATED LOAN AGREEMENT

SCHEDULE 2

FORM OF AMENDED AND RESTATED GUARANTEE

SK 23116 0001 1175505